NAME OF REGISTRANT:
Franklin Strategic Series
File No. 811-6243

EXHIBIT ITEM No. 77C:
Submission of matters to a vote of security holders.

FRANKLIN RESOURCES, INC.
777 Mariners Island Blvd.
P.O. Box 7777
San Mateo, CA 94403-7777
415/312-3000


ACTION OF SOLE SHAREHOLDER BY WRITTEN CONSENT



The undersigned, being the sole shareholder of the Class II shares of
 FRANKLIN CALIFORNIA GROWTH FUND (the "Fund"), a series of FRANKLIN STRATEGIC SERIES (the "Trust"), does hereby take the following actions and does hereby consent to the following resolution:

RESOLVED:	That the Class II Distribution Plan pursuant to Rule
12b-1 (under the Investment Company Act of 1940), as agreed to and accepted by Franklin/Templeton Distributors, Inc. and the Trust prior to the date below, be and it hereby is, approved for the Fund.

By execution hereof, the undersigned shareholder waives prior notice of the foregoing action by written consent.




                                        FRANKLIN RESOURCES, INC.



                                        /s/H.E. Burns____________
Dated as of: August 30, 1996            By:  Harmon E. Burns
                                        Executive Vice President